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                                                                    EXHIBIT 4.10


                                                               [EXECUTION COPY]



                             SUBORDINATION AGREEMENT

              SUBORDINATION AGREEMENT dated as of March 10, 2000 among:

              (i) TORONTO DOMINION (TEXAS), INC., as agent for the lenders or other financial institutions or entities party, as lenders, to the Subordinated Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Subordinated Agent");

              (ii) CLIENTLOGIC CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "Subsidiary Guarantors" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and the Subsidiary Guarantors collectively with the Company, the "Obligors");

              (iii) TORONTO DOMINION (TEXAS), INC., as agent for the lenders or other financial institutions or entities party, as lenders, to the Right-side Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Right-side Agent"); and

              (iv) TORONTO DOMINION (TEXAS), INC., as agent for the lenders or other financial institutions or entities party, as lenders, to the Left-side Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Left-side Agent" and the Right-side Agent together with the Left-side Agent, collectively, the "Senior Agents").

         The Company, certain of its Subsidiaries, certain lenders and the Right-side Agent are parties to a Credit Agreement dated as of May 25, 1999 (as modified and supplemented and in effect from time to time, the "Right-side Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $40,000,000.

         The Company, certain of its Subsidiaries, Onex ClientLogic Finance LLC (the "Left-side Lender") and the Left-side Agent are parties to a Credit Agreement dated as of May 25, 1999 (as modified and supplemented and in effect from time to time, the "Left-side Credit Agreement" and, together with the Right-side Credit Agreement, collectively, the "Senior Credit Agreements"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans) to be made by the Left-side Lender to the Company in an aggregate principal or face amount not exceeding $60,000,000.





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         The Company, certain of its Subsidiaries, certain lenders and the
Subordinated Agent are parties to a Credit Agreement dated as of March 10, 2000 (as modified and supplemented and in effect from time to time, the "Subordinated Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans) to be made by the Subordinated Lenders to the Company in an aggregate principal or face amount not exceeding $25,000,000.

         To induce the Right-side Lenders to amend the Right-side Credit Agreement to permit the Company to enter into said Subordinated Credit Agreement, and to induce the Left-side Lender to amend the Left-side Credit Agreement to permit the Company to enter into said Subordinated Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Lenders have agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as so defined) all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:


         Section 1. Definitions. Terms defined in the Right-side Credit Agreement are used herein as defined therein. In addition, as used herein:

         "Designated Senior Debt" shall mean: (a) initially, the principal of and interest on the Indebtedness and other obligations of the Obligors under the Senior Credit Agreements and (b) following the refinancing or repayment in full of such Indebtedness and other obligations, any other agreement providing for the issuance or incurrence of any Senior Debt, or pursuant to which any Senior Debt shall be outstanding, that shall have been designated by the Company in a notice to the Subordinated Agent as "Designated Senior Debt" for purposes hereof.

         "Permitted Refinancing" shall mean any extension, renewal, refunding or refinancing, or any restructuring, or any other modification (collectively, a "Refinancing") of any Senior Debt at any time outstanding under the Senior Credit Agreements (but only to the extent that such Refinancing does not exceed the principal amount of the Senior Debt so extended, renewed, refunded, refinanced, restructured or modified).

         "Person" shall mean any individual, corporation, company, voluntary association, limited liability company, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Reorganization Debt Securities" shall mean, with respect to each Obligor, debt securities of such Obligor as reorganized or readjusted or debt securities of such Obligor or any other Person provided for by a plan of reorganization or readjustment, or debt securities that are subordinated, to at least the same extent as the Subordinated Debt, to the payment of all Senior Debt that will be outstanding after giving effect to such plan of reorganization or readjustment,





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so long as (a) the rate of interest on such debt securities shall not exceed the effective rate of interest on the Subordinated Debt on the date hereof, (b) such debt securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Subordinated Debt on the date hereof (or the Senior Debt, after giving effect to such plan of reorganization or readjustment) and
(c) such debt securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date three months following the final scheduled maturity date of the Senior Debt (as modified by such plan of reorganization or readjustment).

         "Senior Debt" shall mean, collectively, the following Indebtedness and obligations of the Obligors:

              (a) all Indebtedness and other obligations of the Obligors under the Senior Credit Agreements, including all interest, expenses, indemnities and penalties and all commitment and agency fees (but excluding other fees) payable from time to time under the Senior Credit Agreements, up to but not exceeding an aggregate principal or face amount equal to $100,000,000, less (x) in the case of any such Indebtedness constituting term loans, the aggregate amount of payments or prepayments of principal made in respect thereof and (y) in the case of any such Indebtedness constituting revolving credit obligations, the aggregate amount of payments or prepayments of principal made in respect thereof to the extent made in connection with (or that cause) permanent reductions of the revolving credit commitments related to such obligations,

              (b) additional Indebtedness or other obligations (which may be incurred under the Senior Credit Agreements or under separate arrangements) up to but not exceeding an aggregate principal or face amount equal to $10,000,000, and

              (c) any Permitted Refinancing.

The term "Senior Debt" shall include any interest accruing after the date of any filing by any Obligor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceedings with respect to such Obligor, whether or not such interest is allowable as a claim in any such proceeding. Notwithstanding the foregoing, "Senior Debt" shall not include any obligations or other Indebtedness of any Obligor that by its terms is expressly stated not to be superior in right of payment to the Subordinated Debt.

         "Senior Lenders" shall mean the Senior Agents, the Right-side Lenders and the Left-side Lender.

         "Significant Event of Default" shall mean any Event of Default under
Section 10(c) of the Right-side Credit Agreement, Section 10(d) of the Right-side Credit Agreement (arising out of a breach of certain sections of Section 9 thereof), Section 10(e) of the Right-side Credit Agreement, Section 10(h) of the Right-side Credit Agreement, Section 10(i) of the Right-side





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Credit Agreement, Section 10(j) of the Right-side Credit Agreement, Section
10(k) of the Right-side Credit Agreement or Section 10(l) of the Right-side Credit Agreement.

         "Subordinated Debt" shall mean the principal of, and interest on, the loans made, and any other amounts owing, under the Subordinated Debt Documents, including, without limitation, any amounts owing in respect of a breach of the representations, warranties or covenants thereunder by any Obligor.

         "Subordinated Debt Documents" shall mean the Subordinated Credit Agreement and any promissory notes issued thereunder.

         "Subordinated Lenders" shall mean the Subordinated Agent and each "Lender" party from time to time to the Subordinated Credit Agreement.

         Section 2. Subordination.

         2.01 Subordination of Subordinated Debt. Each Obligor, for itself and its successors and assigns, covenants and agrees, and each Subordinated Lender likewise covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, and the payment from whatever source of the principal of, and interest on, the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

         2.02 Payment of Proceeds Upon Dissolution. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Obligor or to its assets, or (b) any liquidation, dissolution or other winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor, then and in any such event:


              (1) the Senior Lenders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, before any Subordinated Lender shall be entitled to receive any payment on account of principal of, or interest or premium (if any) on, the Subordinated Debt;


              (2) any payment or distribution of assets of such Obligor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Subordinated Lender would be entitled but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the







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         payment of the Subordinated Debt (other than Reorganization Debt
         Securities), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Agents, to be paid to the Senior Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Senior Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lenders;

              (3) in the event that, notwithstanding the foregoing provisions of this Section 2.02, any Subordinated Lender shall have received, before all Senior Debt is paid in full in cash or payment thereof provided for, any such payment or distribution of assets of such Obligor of any kind or character, whether in cash, property or securities (other than Reorganization Debt Securities), including any such payment or distribution arising out of the exercise by any Subordinated Lender of a right of set-off or counterclaim and any such payment or distribution received by reason of any other Indebtedness of such Obligor being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Senior Agents, to be paid to the Senior Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, the Senior Debt held or represented by each Senior Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lenders; and

              (4) if any Subordinated Lender shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, the Subordinated Lender shall execute and deliver to the Senior Agents such powers of attorney, assignments or other instruments as the Senior Agents may reasonably request to file such claims or proofs of claim.

         The consolidation of any Obligor with, or the merger of any Obligor into, another Person or the liquidation or dissolution of such Obligor following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section
9.05 of the Right-side Credit Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Obligor for purposes of this Agreement if the Person formed by such consolidation or into which such Obligor is merged or the Person that acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in said Section 9.05.

         2.03 No Payment When Senior Debt in Default. In the event that (a) any payment with respect to any principal of or interest on any Designated Senior Debt is not made when due,





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whether at stated maturity, by mandatory prepayment, by acceleration, or otherwise (each such failure, a "Senior Debt Payment Default") or (b) unless the foregoing clause (a) shall apply, any Significant Event of Default with respect to any Designated Senior Debt shall have occurred and be continuing, thereby permitting the Senior Lenders to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment on account of the principal of, or interest or premium (if any) on, the Subordinated Debt or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Debt) shall be made by or on behalf of any Obligor:

              (x) in case of a Senior Debt Payment Default, unless and until such payment shall have been made or the Senior Lenders have waived the benefits of this Section 2.03 in respect of such Senior Debt Payment Default, or

              (y) in case of any Significant Event of Default specified in clause (b) above, for the period (the "Blockage Period") from the date the Obligors and the Subordinated Lenders receive written notice of such Significant Event of Default from the Right-side Agent (a "Blocking Notice") until the earlier of (1) the date 180 days after such date and (2) the date, if any, on which the Senior Debt to which such default relates is discharged or such default is waived by the Senior Lenders or otherwise cured, provided, that, for purposes of clause (y) above, (A) only one Blocking Notice relating to the same or any other Significant Event of Default may be given during any one twelve-month period, (B) only a total of three Blocking Notices may be given, and (C) a further Blocking Notice relating to the same or any other Significant Event of Default that existed at the time such Blockage Period commenced (to the extent that the Senior Agents shall have had knowledge of such Significant Event of Default at the time such Blocking Notice was given) shall not be effective unless such Significant Event of Default shall in the interim have been cured for a period of at least 90 consecutive days. For purposes hereof, a Significant Event of Default based upon the breach of a covenant testing financial condition or performance as at a particular date, or for a particular period ending, after the expiration of a Blockage Period shall not be treated as the continuation, uncured, of a Significant Event of Default that existed at the commencement of such Blockage Period even though the Obligors were also in breach of such covenant as at the commencement of such Blockage Period.

         Immediately upon the expiration of any period under this Section 2.03 during which no payment may be made on account of the Subordinated Debt, the Obligors may resume making any and all payments of principal of, and interest on, the Subordinated Debt (including any payment of principal or interest missed during such period).

         In the event that, notwithstanding the foregoing provisions of this
Section 2.03, any Subordinated Lender shall have received any payment prohibited by the foregoing provisions of this Section 2.03, including, without limitation, any such payment arising out of the exercise by any Subordinated Lender of a right of set-off or counterclaim and any such payment received by






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reason of other Indebtedness of such Obligor being subordinated to the
Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Senior Agents, to be paid to the Senior Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Senior Lender, for application to such Senior Debt remaining unpaid, whether or not then due and payable.

         The provisions of this Section 2.03 shall not alter the rights of the holders of Senior Debt under the provisions of Section 2.02 hereof.

         2.04 Payment Permitted if No Default. Nothing contained in this Agreement or in any of the Subordinated Debt Documents shall affect the obligation of any Obligor to make (or prevent any Obligor from making) regularly scheduled payments of principal of, or interest on, the Subordinated Debt or any other amount payable by such Obligor under the Subordinated Debt Documents except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of such Obligor referred to in Section 2.02 hereof, or under the conditions described in Section 2.03 hereof.

         2.05 Subrogation. Subject to the payment in full in cash of all Senior Debt, the Subordinated Lenders shall be subrogated (equally and ratably with the holders of all Indebtedness of each Obligor that by its express terms is subordinated to Senior Debt of such Obligor to the same extent as the Subordinated Debt and that is entitled to like rights of subrogation) to the rights of the Senior Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest and premium (if any) on, the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which any Subordinated Lender would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Senior Lenders by any Subordinated Lender, shall, as between an Obligor, its creditors other than the Senior Lenders, and the Subordinated Lenders, be deemed to be a payment or distribution by such Obligor to or on account of the Senior Debt.

         2.06 Provisions Solely to Define Relative Rights. The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Subordinated Lenders on the one hand and the Senior Lenders on the other hand. Nothing contained in this Section 2 or elsewhere in this Agreement or in the Subordinated Debt Documents is intended to or shall:

              (a) impair, as among any Obligor, its creditors other than the Senior Lenders and the Subordinated Lenders, the obligation of such Obligor, which is absolute and unconditional, to pay to the Subordinated Lenders the principal of and interest on the





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         Subordinated Debt as and when the same shall become due and payable in accordance with its terms;

              (b) affect the relative rights against such Obligor of the Subordinated Lenders and creditors of such Obligor other than the Senior Lenders;

              (c) vitiate the occurrence of an Event of Default under Section 10 of the Subordinated Credit Agreement to the extent that any failure to make a payment of principal of, or interest on, any Subordinated Debt by reason of the conditions specified in Section 2.02 or 2.03 hereof would otherwise constitute such an Event of Default; or

              (d) prevent any Subordinated Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement or the Subordinated Debt Documents, subject to the rights, if any, under this Section 2 of the Senior Lenders (i) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of such Obligor referred to in Section 2.02 hereof, to receive, pursuant to and in accordance with said Section 2.02, cash, property and securities otherwise payable or deliverable to the Subordinated Lenders, or (ii) under the conditions specified in Section 2.03 hereof, to prevent any payment prohibited by said Section 2.03.

         2.07 No Waiver of Subordination Provisions. No right of the Senior Agents or any other Senior Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act, in good faith, by the Senior Agents or any other Senior Lender, or by any non-compliance by any Obligor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Senior Agents or any other Senior Lender may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the Senior Lenders may, at any time and from time to time, without the consent of or notice to any Subordinated Lender, without incurring responsibility to any Subordinated Lender and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of any Subordinated Lender to the holders of Senior Debt, do any one or more of the following: (a) change the time, manner or place of payment of Senior Debt, or otherwise modify or supplement in any respect any of the provisions of the Credit Agreement or any other instrument evidencing or relating to any of the Senior Debt; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against any Obligor and any other Person.

         2.08 Notice to Subordinated Lenders. Each Obligor shall give prompt written notice to each Subordinated Lender of any fact known to such Obligor that would prohibit the making of





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any payment to it in respect of the Subordinated Debt. Notwithstanding the provisions of this Section 2 or any other provision of this Agreement, no Subordinated Lender shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment to it in respect of the Subordinated Debt, unless and until such Subordinated Lender shall have received written notice thereof from such Obligor or a Senior Agent or the Subordinated Agent; and, prior to the receipt of any such written notice, each Subordinated Lender shall be entitled in all respects to assume that no such facts exist.

         Each Subordinated Lender shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, fiduciary or agent therefor). In the event that such Subordinated Lender determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Section 2, such Subordinated Lender may request such Person to furnish evidence to the reasonable satisfaction of such Subordinated Lender as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 2 and if such evidence is not furnished, such Subordinated Lender may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         2.09 Reliance on Judicial Order or Certificate of Liquidation Agent. Upon any payment or distribution of assets of any Obligor referred to in this
Section 2, the Subordinated Lenders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.


         Section 3. Representations and Warranties. Each Subordinated Lender represents and warrants to the Senior Lenders and the Senior Agents that:

         3.01 Corporate Existence. Each Subordinated Lender is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

         3.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the




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charter or bylaws of any Subordinated Lender, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Subordinated Lender is a party or by which any Subordinated Lender is bound or to which any Subordinated Lender is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Subordinated Lender pursuant to the terms of any such agreement or instrument.

         3.03 Corporate Action; Execution and Delivery. Each Subordinated Lender has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by each Subordinated Lender of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by each Subordinated Lender and constitutes the legal, valid and binding obligation of each Subordinated Lender, enforceable in accordance with its terms.

         3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any Subordinated Lender of this Agreement or for the validity or enforceability hereof.


         Section 4.  Miscellaneous.

         4.01 No Waiver. No failure on the part of any Senior Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Senior Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         4.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         4.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.







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         4.04 Waivers, Etc. The terms of this Agreement may be waived, altered or amended (as to a Subordinated Lender) only by an instrument in writing duly executed by such Subordinated Lender and (as to the Senior Lenders) by the Senior Agents with the consent of the Senior Lenders as specified in Section
11.09 of the Right-side Credit Agreement and Section 11.08 of the Left-side Credit Agreement. Any such amendment or waiver shall be binding upon the Senior Lenders (and each other holder of Senior Debt) and each Subordinated Lender.

         4.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subordinated Lender and each Senior Lender (and each other holder of Senior
Debt) and of each Obligor.

         4.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         4.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.





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         IN WITNESS WHEREOF, the parties hereto have caused this Subordination
Agreement to be duly executed and delivered as of the day and year first above written.


                                           SUBORDINATED AGENT

                                           TORONTO DOMINION (TEXAS), INC.,
                                            as the Subordinated Agent



                                           By /s/ DIANE BAILEY
                                             ----------------------------------
                                            Title:


                                           Address for Notices:

                                           909 Fannin Street
                                           Houston, Texas 77010

                                           Attention:   Kimberly Burleson
                                                        Diane Bailey

                                           Telephone No.:   (713) 653-8241
                                           Telecopier No.:  (713) 951-9921


                                           COMPANY

                                           CLIENTLOGIC CORPORATION



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           Address for Notices:

                                           Two American Center
                                           3102 West End Avenue, Suite 1000
                                           Nashville, Tennessee 37203

                                           Telephone No.:   (615) 301-7156
                                           Telecopier No.:  (615) 301-7150

                                           SUBSIDIARY GUARANTORS

                                           LCS INDUSTRIES, INC.



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           CATALOG LIQUIDATORS, INC.



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           LCS CANADA, INC.



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           CATALOG RESOURCES, INC.



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           SPEC HOLDINGS, INC.



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           THE SPECIALISTS LTD.



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:

                                           COMPUTER MARKETING SYSTEMS INC.



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           CLIENTLOGIC OPERATING CORPORATION



                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:

                                                CLIENTLOGIC INTERNATIONAL
                                           HOLDING, INC.



                                           By /s/ STEVEN M. KAWALICK
                                             ----------------------------------
                                            Title:


                                                MARKETVISION,INC.


                                           By /s/ MARK R. BRIGGS
                                             ----------------------------------
                                            Title:


                                           RIGHT-SIDE AGENT

                                           TORONTO DOMINION (TEXAS), INC.,
                                           as the Right-side Agent



                                           By /s/ DIANE BAILEY
                                             ----------------------------------
                                            Title:



                                           Address for Notices:

                                           909 Fannin Street
                                           Houston, Texas 77010

                                           Attention:   Kimberly Burleson
                                                        Diane Bailey

                                           Telephone No.:    (713) 653-8241
                                           Telecopier No.:   (713) 951-9921


                                           LEFT-SIDE AGENT

                                           TORONTO DOMINION (TEXAS), INC.,
                                            as the Left-side Agent

                                           By /s/ DIANE BAILEY
                                             ----------------------------------
                                        Title:



                                           Address for Notices:

                                           909 Fannin Street
                                           Houston, Texas 77010

                                           Attention:   Kimberly Burleson
                                                        Diane Bailey

                                           Telephone No.:  (713) 653-8241
                                           Telecopier No.: (713) 951-9921